UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2009

LIN TV Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31311	05-0501252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (401) 454-2880

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2009, LIN Television Corporation entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto.  Under the Amended Credit Agreement, our aggregate revolving credit commitments will remain at $225.0 million and our outstanding term loans remain at $69.9 million. The terms of the Amended Credit Agreement include, but are not limited to, changes to financial covenants, including our consolidated leverage ratio, consolidated interest coverage ratio and consolidated senior leverage ratio, a general tightening of the exceptions to our negative covenants (principally by means of reducing the types and amounts of permitted transactions) and an increase to the interest rates and fees payable with respect to the borrowings under the Amended Credit Agreement.  Certain revised financial condition covenants, and other key terms, are as follows:

	Prior	As Amended
Consolidated Leverage Ratio:
July 1, 2009 through September 30, 2009	7.00x	9.00x
October 1, 2009 to December 31, 2009	7.00x	10.50x
January 1, 2010 through March 31, 2010	6.50x	10.00x
April 1, 2010 through June 30, 2010	6.50x	9.00x
July 1, 2010 through September 30, 2010	6.00x	7.50x
October 1, 2010 and thereafter	6.00x	6.00x

Consolidated Interest Coverage Ratio:
July 1, 2009 through September 30, 2009	2.00x	1.75x
October 1, 2009 through December 31, 2009	2.00x	1.50x
January 1, 2010 through June 30, 2010	2.25x	1.75x
July 1, 2010 through September 30, 2010	2.25x	2.00x
October 1, 2010 and thereafter	2.25x	2.25x

Consolidated Senior Leverage Ratio:
July 1, 2009 through September 30, 2009	3.50x	3.75x
October 1, 2009 through December 31, 2009	3.50x	4.25x
January 1, 2010 through March 31, 2010	3.50x	4.00x
April 1, 2010 through June 30, 2010	3.50x	3.75x
July 1, 2010 through September 30, 2010	3.50x	3.00x
October 1, 2010 and thereafter	3.50x	2.25x

Interest rate on borrowings	LIBOR + 150bps*	LIBOR + 375bps

* At consolidated leverage of 7x or greater.

The Amended Credit Agreement revises the calculation of Consolidated Total Debt used in our consolidated leverage ratios to exclude the netting of cash and cash equivalents against total debt.

On an annual basis following the delivery of the Company's year end financial statements, the Amended Credit Agreement requires mandatory prepayments of principal, as well as a permanent reduction in revolving credit commitments, subject to a computation of excess cash flow for the preceding fiscal year, as more fully set forth in the Amended Credit Agreement. In addition, the Amended Credit Agreement places additional restrictions on the use of proceeds from asset sales or from the issuance of debt (with the result that such proceeds, subject to certain exceptions, be used for mandatory prepayments of principal and permanent reductions in revolving credit commitments), and includes an anti-cash hoarding provision which requires that LIN Television Corporation utilize unrestricted cash and cash equivalent balances in excess of $12.5 million to repay principal amounts outstanding, but not permanently reduce capacity, under our revolving credit facility.

The description of the provisions of the Amended Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Amended Credit Agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 2.02 Results of Operations.

On August 6, 2009, LIN TV Corp. issued a press release announcing its financial results for the quarter and six months ended June 30, 2009.  A copy of this press release has been furnished with this Current Report on Form 8-K as Exhibit 99.2.

The information in this Item 2.02 on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” under the Securities Exchange Act of 1934 (“the Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIN TV Corp.

Date: August 6, 2009	By:/s/ Nicholas N. Mohamed
Name: Nicholas N. Mohamed
Title: Vice President and Controller

LIN Television Corporation

Date: August 6, 2009	By:/s/ Nicholas N. Mohamed
Name: Nicholas N. Mohamed
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1
Amended and Restated Credit Agreement dated as of November 4, 2005 as amended and restated as of July 31, 2009 among LIN Television Corporation, as the Borrower, the lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, as an Issuing Lender and as Swingline Lender J.P. Morgan Securities Inc. and Deutsche Bank Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Trust Company Americas, as Syndication Agent and as an Issuing Lender, and Goldman Sachs Credit Partners, L.P., Bank of America, N.A. and Wachovia Bank, National Association, as Documentation Agents and The Bank of Nova Scotia and Suntrust Bank, as Co-Documentation Agents

99.2	Press Release dated August 6, 2009.